UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
May 22, 2017

ADTALEM GLOBAL EDUCATION INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

Adtalem Global Education Inc. (the “Company”) held a Special Meeting of Shareholders on May 22, 2017 (the “Special Meeting”).  For more information on the proposal presented at the meeting, see the proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on May 1, 2017 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. At the Special Meeting, shareholders approved an amendment to the Company’s certificate of incorporation (the “Amendment”) to change the Company’s name from DeVry Education Group Inc. to Adtalem Global Education Inc. The Amendment was filed with the Secretary of State of the State of Delaware on May 23, 2017 and became effective immediately upon filing.  The Company subsequently filed a restatement of its certificate of incorporation (the “Restated Certificate of Incorporation”) consolidating all prior amendments, including the name change amendment, which became effective immediately upon filing.   Complete copies of the Amendment and the Restated Certificate of Incorporation are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

On April 13, 2017, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated By-laws, as amended (the “By-laws”), to reflect the change of the name from DeVry Education Group Inc. to Adtalem Global Education Inc. so that on the first page of the By-laws the reference to “DeVry Education Group Inc.” would be amended to read “Adtalem Global Education Inc.”  The amendment took effect upon the filing of the Amendment with the Secretary of State of the State of Delaware on May 23, 2017. A complete copy of the By-laws, as amended, is attached hereto as Exhibit 3.3 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results at the Special Meeting held on May 22, 2017 of a proposal to amend the Company’s Restated Certificate of Incorporation to change the Company’s name from DeVry Education Group Inc. to Adtalem Global Education Inc.:

Affirmative Votes	Votes Against	Abstain
51,177,806	211,982	18,419

Item 7.01	Regulation FD Disclosure.

Announcement of Name Change
On May 24, 2017, the Company announced it had changed its name from DeVry Education Group Inc. to Adtalem Global Education Inc.  A copy of the press release issued in connection with the name is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Investor Day Information and Materials
On May 24, 2017, the Company will hold an Investor Day presentation in Chicago. The event will take place at the co-located campus of Chamberlain University and DeVry University, located at 3300 N. Campbell Ave. in Chicago.  The event begins at 10 a.m. CDT and will conclude at 3 p.m. CDT.   The event will also be webcast live at https://event.webcasts.com/starthere.jsp?ei=1144887.  An optional campus tour is available for those who wish to attend following the conclusion of the webcast.
The presentation materials are available on the Company’s website at adtalem.com and are attached as Exhibit 99.2 to this Current Report on Form 8-K.
For those unable to listen to the webcast live, a replay will be available for 30 days on the investor relations section of the Company’s website, adtalem.com.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.
Cautionary Note on Forward Looking Statements
Certain statements contained in this Form 8-K and furnished materials, including those that affect the Company’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those projected or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and its most recent Form 10-Q for the quarter ended March 31, 2017.
These forward-looking statements are based on information as of May 24, 2017 and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits.

3.1	Amendment to Restated Certificate of Incorporation, dated May 23, 2017

3.2	Restated Certificate of Incorporation, dated May 23, 2017

3.3	Amended and Restated By-laws of Adtalem Global Education Inc., as amended as of May 23,2017.

99.1	Press Release: DeVry Education Group becomes Adtalem Global Education

99.2	Investor Day Materials

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

Date: May 24, 2017	By:	/s/ Kathleen A. Carroll
Kathleen A. Carroll
Vice President and Controller